                                                                Exhibit 10(b)(i)


                                FIRST AMENDMENT
                                    TO THE
                       McDONALD'S PROFIT SHARING PROGRAM


   The McDonald's Profit Sharing Program, as amended and restated effective November 1, 1998 (the "Plan"), is hereby amended, effective June 1, 2000 unless otherwise indicated, as follows:

                                       I

     Section 1.14 shall be amended, effective January 1, 1999, to read as follows:

     (e) for the purposes of determining the amount of Participant Elected Contributions pursuant to Section 5.1, Considered Compensation means a Participant's Considered Compensation while an Active Participant, as defined in
Section 1.14(a), increased by expatriate equalization differentials and reduced by all compensation not paid in cash, by cash perquisites, officers' discretionary bonuses, special productivity bonuses and other special bonuses to the extent included in Considered Compensation as defined in Section 1.14(a).

                                      II

     Section 1.16 shall be amended in its entirety to read as follows:

     1.16  "Disability" means a mental or physical condition for which the
            ----------
Participant is receiving or is eligible to receive benefits under the McDonald's Corporation Long-Term Disability Plan (the "LTD Plan") or a mental or physical condition which renders the Participant unable or incompetent to carry out the material job duties and responsibilities he was assigned at the time the disability was incurred as determined by the Committee based on such medical and other competent evidence as the Committee shall deem relevant.

                                      III

     Section 1.22 shall be amended in its entirety to read as follows:

     1.22  "Employee" means any person who is employed on the U.S. payroll of
            --------
the Company or another Employer (as that entity is defined for the Profit Sharing Plan portion, the McDESOP portion or the LESOP portion of the Program or as defined for any designated types of contributions, with respect to contributions to such portions of the Program with respect to which the term Employee is being used) including a person on an Authorized Leave of Absence. Such term does not include an individual who performs services for an Employer pursuant to a contract or agreement (whether verbal or written) which provides the person is (or is an employee of) a contractor, a consultant, an independent contractor or a Leased Employee whether or not such person is, or is subsequently determined to be a common law employee of McDonald's or another Employer. An individual who performs services for an Employer as a contractor, a consultant, an independent contractor or a Leased Employee (or is an employee of one of the foregoing) shall not become an Employee because of being reclassified as a common law employee of McDonald's or another Employer by the Internal Revenue Service or another government agency, except prospectively from the date on which such reclassification occurs and is accepted by the Employer.

                                       IV

     Section 1.33 shall be amended in its entirety to read as follows:

     1.33  "Investment Fund" means the Investment Funds as provided in Section
            ---------------
10.6 and, excluding those assets held in the Profit Sharing Holding Fund pursuant to Section 10.23, (a) assets of the Profit Sharing portion of the Trust Fund shall be held in the (1) Diversified Stock Fund, (2) Profit Sharing McDonald's Common Stock Fund, (3) Money Market Fund, (4) Stable Value Fund, (5) Blended Stock Bond Fund, (6) S&P 500 Fund and (7) effective July 1, 2000, the International Stock Fund and (b) assets of the McDESOP and Leveraged ESOP portions of the Trust Fund shall be held in the McDESOP McDonald's Common Stock Fund; provided however, that separate subaccounts shall be maintained for the amount of Company Stock held in the McDESOP McDonald's Common Stock Fund and allocated to Participants' Stock Sharing Accounts, Participant Elected Contribution Accounts, Employer

Matching Contribution Accounts and LESOP Accounts, in the latter case accounting separately for the Company Stock purchased with each Loan (or Company Stock into which the Company Stock purchased with the Loan has been converted).

                                       V

     Section 10.6(a) is hereby amended to delete the term, "and" after the end of Paragraph (5), replace the period (".") after Paragraph (6) with "; and" and add the following Paragraph (7) after Paragraph (6).

     (7)  The International Stock Fund seeks long-term capital appreciation by
          ----------------------------
investing primarily in equity securities and equity related securities of foreign companies including common stock, depository receipts or other depository instruments, preferred stock, convertible preferred stock, convertible debt obligations, warrants or other rights to acquire stock, options on stock and stock indices, and other derivatives which derive their value from such equity investments, as well as currency (including foreign currencies), currency futures contracts, currency options, and other derivatives which derive their value from currency values. The fund may be invested in pooled or common trust funds or open-ended investment companies without regard to whether assets of such funds or investment companies are invested in securities of Foreign Affiliates of McDonald's Corporation. The fund may also hold securities of investment companies which are primarily invested in the foregoing. The fund and the investment companies may hold various amounts of fixed income securities from time to time and may engage in securities lending.

                                       VI

   Except as herein amended, the Plan shall remain in full force and effect.

   Executed in multiple originals this 8th day of August, 2000.


               McDONALD'S CORPORATION



               By: /s/ Stanley R. Stein
                   --------------------

               Its:  Executive Vice President
                     ------------------------

                                       2